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                                                                       EXHIBIT 1

                                    AGREEMENT



         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Alico, Inc. or any subsequent acquisitions or dispositions of equity securities of Alico, Inc. by any of the undersigned.

Date: November 12, 1997

                                    BEN HILL GRIFFIN INVESTMENTS, INC.

                                    By: /s/ Michael J. Aloian
                                       ---------------------------------------
                                       Michael J. Aloian
                                       Vice President


                                       /s/ Ben Hill Griffin III
                                       ---------------------------------------
                                       Ben Hill Griffin III, individually


                                    BEN HILL GRIFFIN, INC.

                                    By: /s/ Ben Hill Griffin III
                                       --------- -----------------------------
                                            Ben Hill Griffin III, President